Exhibit 107.1

Calculation of Filing Fees Table

Form S-8

(Form Type)

Universal Logistics Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock, no par value	Rule 457(a)(2)	750,000(3)	$39.35	$29,512,500	0.0001476	$4,356

Total Offering Amounts					$29,512,500		$4,356

Total Fee Offsets							—

Net Fees Due							$4,356

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, no par value per share (the “Common Stock”) of Universal Logistics Holdings, Inc. (the “Registrant”) that become issuable under the Universal Logistics Holdings, Inc. 2024 Equity Incentive Plan, as amended (the “Plan”).

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) of the Securities Act and based on the average of the high and low sale prices of the Common Stock, as quoted on the Nasdaq Global Select Market, on June 14, 2024.

(3)	Represents 750,000 shares of Common Stock reserved for issuance under the Plan.